Exhibit 23.1

                                     Consent

As the independent certified public accountant, I hereby consent to the incorporation in the Registration Statement on Form SB-2 of my report relating to the financial statements of Integrated Management Information, Inc. and to all references to this firm included in such Form SB-2, as of December 31, 2005 and 2004 and the related Statements for December 31, 2005 and 2004.



                                            /s/ E. Randall Gruber CPA, PC
                                           -------------------------------------
                                                E. Randall Gruber CPA, PC

April 26, 2006
St. Louis, Missouri